SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 28, 2000


                               ACADIA GROUP, INC.
             (Exact name of registrant as specified in its charter)



                           Colorado 0-28976 010509781
                  (State or other (Commission (I.R.S. Employer
                 jurisdiction) File Number) Identification No.)


                        415 Rodman Road, Auburn, ME 04210
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code
                                 (207) 777-3423
                                 (800) 479-3066

                                       N/A
         (Former name and former address, if changed since last report)




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Item 5.
               We are filing this Current Report on Form 8-K solely for the purpose of disclosing a private placement transaction which closed on April
26, 2000. In connection with such transaction, Acadia Group, Inc. accepted subscriptions for 1,059,255 shares of its common stock at $4.75 per share from certain investors. The consideration paid for the shares by the subscribers included cash, and in certain instances, the cancellation of debt and other obligations of the Company. The transaction generated total gross proceeds of $3,585,000 and enabled the Company to cancel debt and other obligations in the aggregate amount of $1,450,000 owed to certain subscribers.

             The shares of common stock issued in the private placement are not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement does not constitute an offer to sell or the solicitation of an offer to buy common stock of Acadia Group, Inc.

                                    SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ACADIA GROUP, INC.

                                     By: /s/ John W. Holt, Jr.
                                  ------------------------------
                                   Name:   John W. Holt, Jr.
                                   Title:  Chief Executive Officer and President



Dated:  April 28, 2000